EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-258142 and 333-263771 on Forms S-8 of our report dated February 28, 2024, relating to the financial statements of Ryan Specialty Holdings, Inc., and the effectiveness of Ryan Specialty Holdings, Inc.'s, internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 28, 2024